EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Form 10-K of Marks Bros. Jewelers, Inc. and in the Company's registration statement on Form S-8 (File No. 333-14895) of our reports dated March 17, 1997, on our audits of the financial statements and financial statement schedules of Marks Bros. Jewelers, Inc. as of January 31, 1997 and 1996, and for the three years ended January 31, 1997 included in the Company's 1996 Annual Report and in this Form 10-K.




COOPERS & LYBRAND LLP


Chicago, Illinois,
April 30, 1997